Exhibit 31.3

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED

I, Wayne Paterson, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Anteris Technologies Global Corp.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2025	By:	/s/ Wayne Paterson
Wayne Paterson
Vice Chairman and Chief Executive Officer
(Principal Executive Officer)